Exhibit 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS



               As independent public accountants, we consent to the incorporation by reference in the registration statement of Associated Estates Realty Corporation on Form S-8 (File No. 333-27429) of our report dated May 27, 1999 on our audit of the financial statements and schedules of The AERC 401(K) Savings Plan and Trust for the year ended December 31, 1998, which report is included in the Annual Report on Form 11-K which is filed with the Securities and Exchange Commission.


          /s/ Reznick, Fedder & Silverman
          -------------------------------
          Reznick, Fedder & Silverman

          Bethesda, Maryland
          June 25, 1999